UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2019

INFINERA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33486	77-0560433
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 Caspian Court Sunnyvale, CA		94089
(Address of principal executive offices)		(Zip Code)

(408) 572-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading symbol)	(Name of exchange on which registered)
Common shares, par value $0.001 per share	INFN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

On August 20, 2019, the Board of Directors of Infinera Corporation (the “Company”) appointed Michael Fernicola as the Chief Accounting Officer of the Company effective as of August 26, 2019. Other than as disclosed herein, there are no arrangements or understandings between Mr. Fernicola and any other persons pursuant to which Mr. Fernicola was appointed Chief Accounting Officer of the Company. There are also no family relationships between Mr. Fernicola and any director or executive officer of the Company. Mr. Fernicola has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Fernicola, age 47, has more than 21 years of public accounting and corporate finance experience. Since December 2018, Mr. Fernicola had served as the Vice President of Finance of Lumentum Holdings Inc., a leading provider of optical and photonic products. Prior to serving in that role, Mr. Fernicola served as Chief Accounting Officer of Oclaro, Inc., a provider of optical components and modules, which was acquired by Lumentum in December 2018, from November 2013 to December 2018. Previously, Mr. Fernicola was Corporate Controller of Aptina Inc., an image sensor company, from February 2010 to November 2013. Mr. Fernicola holds a Bachelor of Commerce degree from the University of Toronto – University of Trinity College.

In connection with Mr. Fernicola’s hiring, the Company and Mr. Fernicola entered into a letter agreement (the “Offer Letter”). The Offer Letter does not have a specific term and provides that Mr. Fernicola is an at-will employee.

Pursuant to the Offer Letter, Mr. Fernicola will receive an annual base salary of $300,000 and will be eligible for an annual cash incentive bonus payment of 40% of his base salary. Mr. Fernicola will also receive a sign-on bonus of $100,000. In addition, Mr. Fernicola will be eligible to receive two restricted stock unit (“RSU”) awards, (i) one award for 100,000 RSUs and (ii) a second award for 100,000 RSUs, pursuant to the Company’s 2016 Equity Incentive Plan. The first RSU award shall vest as to 50% of the underlying shares annually on each one year anniversary of the vesting commencement date, subject to Mr. Fernicola’s remaining a service provider of the Company through each applicable vesting date. The second RSU award shall vest as to one-third of the underlying shares annually on each one year anniversary of the vesting commencement date, subject to Mr. Fernicola’s remaining a service provider of the Company through each applicable vesting date

Mr. Fernicola will also enter into a change of control agreement and an indemnification agreement with the Company, each in the form previously filed with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINERA CORPORATION

Date: August 26, 2019	By:	/s/ David L. Teichmann
David L. Teichmann Chief Legal Officer and Corporate Secretary